                                                                     Exhibit 3.2

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      FIRST VIRTUAL HOLDINGS INCORPORATED



         FIRST VIRTUAL HOLDINGS INCORPORATED, a Delaware corporation (hereinafter referred to as the "Corporation"), hereby adopts this Amended and Restated Certificate of Incorporation pursuant to the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         FIRST: The name of the Corporation is First Virtual Holdings Incorporated. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 12, 1996.

         SECOND: The amendments and additions made by this Amended and Restated Certificate of Incorporation have been duly authorized and proposed by the board of directors (the "Board of Directors") of the Corporation, and have been approved by the stockholders of the Corporation, in conformity with the provisions of the General Corporation Law of Delaware.

         THIRD: The Certificate of Incorporation of the Corporation and all amendments and supplements thereto are hereby superseded by the following Amended and Restated Certificate of Incorporation.

                                      ONE

         The name of this corporation is First Virtual Holdings Incorporated.

                                      TWO

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, New Castle County. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                     THREE

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     FOURTH

         A. The total number of shares which the Corporation shall have authority to issue is forty million (40,000,000) shares of capital stock.

         B. Of such authorized shares, thirty five million (35,000,000) shares shall be designated "Common Stock", and have a par value of $.001.

         C. Of such authorized shares, five million (5,000,000) shares shall be designated "Preferred Stock", and have a par value of $.001. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, to determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                     FIFTH

         The Corporation is to have perpetual existence.

                                     SIXTH

         Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

                                    SEVENTH

         Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                     EIGHTH

         The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                     NINTH

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                     TENTH

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                    ELEVENTH

         Section 1. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designed Class I, Class II and Class III. the term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the first annual meeting of stockholders. At each annual meeting after the first annual meeting of stockholders, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as if practicable.

         Section 2. The number of directors which constitute the whole Board of Directors of the Corporation shall be designed in the Bylaws of the Corporation.

         Section 3. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                    TWELFTH

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   THIRTEENTH

         The stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

                                   FOURTEENTH

         Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then- outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles ELEVENTH, THIRTEENTH or FOURTEENTH or any provision thereof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) 26% or more of the voting power of the Corporation's outstanding capital stock.

                                   FIFTEENTH

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, having been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, has been duly executed by its President, and attested by its Secretary, this ______ day of ___________, 1996.



                                        By:
                                             ----------------------------------
                                             Lee H. Stein, Chief Executive
                                             Officer


ATTEST:



By:
   -----------------------------------
      Philip Bane, Secretary